UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 28, 2005
Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)
(303) 837-1661
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 8.01. Other Events.
     On September 28, 2005, Whiting Petroleum Corporation (the “Company”) issued a press release announcing that it has priced $250 million aggregate principal amount of its 7% Senior Subordinated Notes due 2014 in a private placement (the “Private Placement”) in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 135c under the Securities Act, the Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein. The Private Placement is expected to close on October 4, 2005.
     On September 28, 2005, the Company entered into a purchase agreement (the “Purchase Agreement”) by and among the Company and the underwriters named therein (collectively, the “Underwriters”). Pursuant to the Purchase Agreement, the Company agreed to sell and the Underwriters agreed to purchase for resale to the public (the “Public Offering”), subject to the terms and conditions expressed therein, 5,750,000 shares of the Company’s common stock at a price per share of $43.60 to the public, less an underwriting discount of $1.635 per share. The Underwriters also have an option to purchase up to 862,500 additional shares of the Company’s common stock at the same price per share to cover any over-allotments. The Public Offering is expected to close on October 4, 2005. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
     The common stock to be sold pursuant to the Purchase Agreement was registered pursuant to an effective shelf Registration Statement on Form S-3 (Registration No. 333- 121615 ) pursuant to Rule 415 of the Securities Act and an additional Registration Statement on Form S-3 (Registration Statement No. 333- 128398 ) pursuant to Rule 462(b) of the Securities Act that the Company filed with the Securities and Exchange Commission under the Securities Act.
     On September 28, 2005, the Company also issued a press release announcing the pricing of the Public Offering. The Company is filing a copy of such press release as Exhibit 99.2 hereto, which is incorporated by reference herein.
     In connection with the Company filing with the Securities and Exchange Commission a definitive prospectus supplement, dated September 28, 2005, and prospectus, dated January 14, 2005, relating to the Public Offering described above, the Company is filing as exhibits to this Current Report an opinion and consent of Foley & Lardner LLP, legal counsel to the Company, issued to the Company as to the validity of the shares of common stock being offered in the Public Offering.
     The Company intends to use all of the net proceeds that it will receive from the Private Placement and the Public Offering to pay the cash portion of the purchase price for the previously announced acquisition of the North Ward Estes properties and to repay a portion of the debt currently outstanding under the credit agreement of its wholly-owned subsidiary, Whiting Oil and Gas Corporation, that was incurred in connection with the acquisition of the Postle properties.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:
(1.1)	Purchase Agreement, dated September 28, 2005, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein.

(5.1)	Opinion of Foley & Lardner LLP, dated September 28, 2005.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

(99.1)	Press Release of Whiting Petroleum Corporation dated September 28, 2005.

(99.2)	Press Release of Whiting Petroleum Corporation dated September 28, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: September 29, 2005	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description
(1.1)	Purchase Agreement, dated September 28, 2005, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein.

(5.1)	Opinion of Foley & Lardner LLP, dated September 28, 2005.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

(99.1)	Press Release of Whiting Petroleum Corporation dated September 28, 2005.

(99.2)	Press Release of Whiting Petroleum Corporation dated September 28, 2005.